Exhibit 99.1

Envoy Medical Receives FDA Approval to Advance its Pivotal Clinical Trial to Final Stage Based on Submission of Promising Three-Month Data

The Company expects to complete full enrollment by early 2026 and is moving its timelines up three to six months, cutting its anticipated capital need by $10-$15 million

White Bear Lake, MN – October 7, 2025 – Envoy Medical, Inc. (NASDAQ: COCH) (“Envoy Medical” or the “Company”), a hearing health company pioneering fully implanted hearing solutions, today announced that it received approval from the U.S. Food and Drug Administration (FDA) to advance the Company’s pivotal clinical trial for the fully implanted Acclaim® cochlear implant to the final stage based on promising three-month data from the first 10 patients.

The FDA’s approval of the expansion request removes a previously uncertain timing variable and allows the Company to solidify its path toward regulatory approval. As a result, the Company has shortened its estimated timeline by three to six months. The updated timeline to commercialization and other improved efficiencies has allowed management to cut its anticipated capital need by $10-$15 million.

“The FDA’s granting of our expansion request is a significant and game changing milestone for Envoy Medical and our fully implanted Acclaim® cochlear implant,” said Brent Lucas, Chief Executive Officer of Envoy Medical. “We believe it is a great sign that we were able to demonstrate to the FDA that our trial data is trending in the right direction and that approving the expansion of the trial to full enrollment was warranted. With the timing of expansion now clear and earlier than originally expected, along with the anticipated rapid enrollment of the remaining participants, we are able to shorten our estimated timeline by at least one full quarter, potentially two. This means we will need less capital as we march toward our goal of changing the hearing industry by redefining the standard of care in cochlear implants.”

The first stage consisted of 10 participants at five clinical trial sites in the United States. All 10 patients successfully completed their three-month milestone with no serious adverse events (SAEs) or unanticipated device effects (UADEs) reported. In addition, the preliminary clinical data effectively characterized that the investigational Acclaim® cochlear implant can achieve effectiveness for its proposed intended use, which was a required condition of expanded trial enrollment being approved by the FDA. The fully implanted Acclaim cochlear implant was tested in these participants at the three-month visit in the “cochlear implant only” condition and without the use of a hearing aid.

The second and final stage of the clinical trial will consist of an additional 46 participants at seven clinical trial sites within the United States. The clinical trial sites have noted a high level of interest from patients interested in an investigational fully implanted cochlear implant. As a result, the Company believes enrollment will proceed rapidly within the next few months.

Envoy Medical believes its investigational fully implanted cochlear implant has the potential to address a massive, underpenetrated market opportunity. Of the estimated 2.8 million U.S. adults eligible for cochlear implants, it has been estimated that fewer than 5% currently receive them. In other words, this data indicates that approximately 95% of the adults in the United States who could benefit from a cochlear implant have not received one. Envoy Medical believes one of the primary reasons for this is that most people would prefer not to have a bulky medical device attached to their head telegraphing their hearing disability, which is the case with current partially-implanted cochlear implants. By eliminating external wearable hardware, the Acclaim is designed to overcome practical adoption barriers that have long plagued market penetration in the cochlear implant industry.

“Prior to joining Envoy Medical, I spent 19 years in a clinic as a cochlear implant audiologist,” said Caroline Arnedt, Director of Audiology of Envoy Medical, “During my prior employment at the clinic, we often saw candidates pass on getting a cochlear implant because they did not want the bulky external hardware on the side of their head. It is a practical reality that some portion of candidates avoid cochlear implants because of the external wearable component. I firmly believe more candidates will get a cochlear implant once there is a fully implanted option, and that will mean we are helping more people hear by designing a device that patients want.”

For more information about Envoy Medical’s innovation pipeline and intellectual property portfolio, visit www.envoymedical.com.

To be added to the Envoy Medical email distribution list, please email Envoy@kcsa.com with COCH in the subject line.

It is important to note that approval of an IDE application or the expansion of an IDE pivotal clinical trial does not ensure that the results of the investigation will ultimately provide a reasonable assurance of the safety and effectiveness of the device or assure a determination of approval of a premarket submission.

About Envoy Medical, Inc.

Envoy Medical (Nasdaq: COCH) is a hearing health company focused on providing innovative technologies across the hearing loss spectrum. Envoy Medical has pioneered one-of-a-kind, fully implanted devices for hearing loss, including its fully implanted Esteem® active middle ear implant, commercially available in the U.S. since 2010, and the fully implanted Acclaim® cochlear implant, an investigational device. Envoy Medical is dedicated to pushing hearing technology beyond the status quo to improve access, usability, compliance, and ultimately quality of life.

About the Fully Implanted Acclaim® Cochlear Implant

We believe the fully implanted Acclaim Cochlear Implant (“Acclaim CI”) is a first-of-its-kind hearing device. Envoy Medical’s fully implanted technology includes a sensor designed to leverage the natural anatomy of the ear instead of a microphone to capture sound.

The Acclaim CI is designed to address severe to profound sensorineural hearing loss that is not adequately addressed by hearing aids. The Acclaim CI is expected to be indicated for adults who have been deemed adequate candidates by a qualified physician.

The Acclaim Cochlear Implant received the Breakthrough Device Designation from the U.S. Food and Drug Administration (FDA) in 2019.

CAUTION The fully implanted Acclaim Cochlear Implant is an investigational device. Limited by Federal (or United States) law to investigational use.

About the Esteem® Fully Implanted Active Middle Ear Implant (FI-AMEI)

The Esteem fully implanted active middle ear implant (FI-AMEI) is the only FDA-approved, fully implanted* hearing device for adults diagnosed with moderate to severe sensorineural hearing loss allowing for 24/7 hearing capability using the ear’s natural anatomy. The Esteem FI-AMEI hearing implant is invisible and requires no externally worn components and nothing is placed in the ear canal for it to function. Unlike hearing aids, you never put it on or take it off. You can’t lose it. You don’t clean it. The Esteem FI-AMEI hearing implant offers true 24/7 hearing.

*Once activated, the external Esteem FI-AMEI Personal Programmer is not required for daily use.

Important safety information for the Esteem FI-AMEI can be found at: https://www.envoymedical.com/safety-information.

Additional Information and Where to Find It

Copies of the documents filed by Envoy Medical with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-Looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the expectations of Envoy Medical concerning the outlook for its business, productivity, plans and goals for future operations; the timing and future outcome of its FDA pivotal trial; the amount of capital required to complete the FDA pivotal trial; the ability to add surgical sites, and the effect of adding such sites; the Acclaim CI being the first to market fully implanted cochlear implant; the timing and results of activations, enrollments, follow-up visits, data, and clinical trials of the Acclaim CI; and the participation or any changes or delays in participation of any subjects, institutions, or healthcare professionals in such trials; the safety, performance, and market acceptance of the Acclaim CI; the timing and results of the Acclaim CI’s PMA submission to the FDA; the size of Envoy Medical’s addressable market, operational performance, future market conditions or economic performance and developments in the capital and credit markets; and any information concerning possible or assumed future operations of Envoy Medical. The forward-looking statements contained in this press release reflect Envoy Medical’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. Envoy Medical does not guarantee that the events described will happen as described (or that they will happen at all). These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to changes in the market price of shares of Envoy Medical’s Class A Common Stock; changes in or removal of Envoy Medical’s shares inclusion in any index; Envoy Medical’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; unpredictability in the medical device industry, the regulatory process to approve medical devices, and the clinical development process of Envoy Medical products; the ability to engage competition in the medical device industry, and the failure to introduce new products and services in a timely manner or at competitive prices to compete successfully against competitors; disruptions in relationships with Envoy Medical’s suppliers, or disruptions in Envoy Medical’s own production capabilities for some of the key components and materials of its products; changes in the need for capital and the availability of financing and capital to fund these needs; changes in interest rates or rates of inflation; legal, regulatory and other proceedings could be costly and time-consuming to defend; changes in applicable laws or regulations, or the application thereof on Envoy Medical; a loss of any of Envoy Medical’s key intellectual property rights or failure to adequately protect intellectual property rights; the effects of catastrophic events, including war, terrorism and other international conflicts; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in the Annual Report on Form 10-K filed by Envoy Medical on March 31, 2025, and in other reports Envoy Medical files, with the SEC. If any of these risks materialize or Envoy Medical’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect Envoy Medical’s good faith beliefs, they are not guarantees of future performance. Envoy Medical disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Envoy Medical.

Investor Contact:

Phil Carlson
KCSA Strategic Communications
O: 212.896.1233
E: Envoy@kcsa.com

Media Contact:

Anne Donohoe

KCSA Strategic Communications

O: 732-620-0033

E: Envoy@kcsa.com

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